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                                                                    EXHIBIT 3.55


                                     CHARTER
                                       OF
                          REACH SATELLITE NETWORK, INC.

      The undersigned person under the Tennessee Business Corporation Act adopts the following charter for the above-listed corporation:

1.    The name of the corporation is Reach Satellite Network, Inc.,

2. The number of shares of stock the corporation is authorized to issue is One Hundred (100) shares with no par value.

3. (a) The complete address of the corporation's initial registered office in Tennessee is:

      2214 MetroCenter Blvd., Suite 128
      Nashville, Tennessee  37228
      Davidson County

      (b) The name of the initial registered agent, to be located at the address listed in 3(a), is:

      J. Russell Farrar

4.    The name and complete address of each incorporator is:

      J. Russell Farrar
      2214 MetroCenter Blvd., Suite 128
      Nashville, Tennessee 37228
      Davidson County

5. The name and complete address of the corporation's principal place of business is:

      Reach Satellite Network, Inc.
      105 Oak Valley Drive
      Nashville, Tennessee 37027
      Davidson County

6.    The corporation is for profit.

7. The corporation shall have those powers permitted by the Tennessee Business Corporation Act.

8. The purposes for which the corporation is organized is to engage in the business of satellite and radio communications as well as related and nonrelated services.

9. The corporation will not commence business until consideration of the One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                        /s/ J. RUSSELL FARRAR
                                        ----------------------------------------
                                        Incorporator
                                        J. Russell Farrar

   1/10/92
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Signature Date